UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934 *

Date of report (Date of earliest event reported) June 20, 2007

Finlay Fine Jewelry Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

33-59380 (Commission File Number)	13-3287757 (IRS Employer Identification No.)

529 Fifth Avenue, New York, New York (Address of Principal Executive Offices)	10017 (Zip Code)

(212) 808-2800
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________

*	The Registrant is not subject to the filing requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 and is voluntarily filing this Current Report on Form 8-K.

Item 8.01	Other Events.

On June 20, 2007, Finlay Fine Jewelry Corporation (“Finlay Jewelry”, a wholly-owned subsidiary of Finlay Enterprises, Inc. (“Finlay Enterprises”) and collectively the “Company”)) entered into Amendment No. 5, dated as of June 20, 2007 (the “Amendment”), to the Third Amended and Restated Credit Agreement dated as of May 19, 2005 among Finlay Jewelry, Carlyle & Co. Jewelers, Finlay Enterprises, General Electric Capital Corporation, individually and in its capacity as administrative agent, and certain other banks and institutions (as amended, the “Credit Agreement”). The Amendment fulfills the facilities increase permitted by the Credit Agreement by increasing the Company’s borrowing ability under the Credit Agreement by an additional $75,000,000. A copy of the press release announcing the Amendment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which will be filed as an exhibit to Finlay Jewelry’s Quarterly Report on Form 10-Q for the second quarter of fiscal 2007 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
99.1	Finlay Enterprises, Inc. press release dated June 21, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINLAY FINE JEWELRY CORPORATION
Date: June 21, 2007	By:	/s/ Bruce E. Zurlnick
Bruce E. Zurlnick Senior Vice President, Treasurer and Chief Financial Officer